EXHIBIT 1A-2A

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE  STATE OF DELAWARE, DO  HEREBY CERTIFY THE ATTACHED IS A TRUE AND  CORRECT COPY OF THE  CERTIFICATE OF FORMATION OF  "IMPACT HOUSING REIT, LLC",  FILED IN  THIS OFFICE ON THE  SEVENTEENTH DAY OF AUGUST, A.D. 2016, AT 4:45 O'CLOCK P.M.

6126662 8100 SR# 20165407711	Jeffrey W. Bullock, Secretary of State Authentication: 202845445 Date: 08-17-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION	State of Delaware Secretary of State Division of Corporations Delivered 04:45 PM 08/17/2016 FILED 04:45 PM 08/17/2016 SR 20165407711 - File Number 6126662
OF IMPACT HOUSING REIT, LLC

This Certificate of Formation of IMPACT HOUSING REIT, LLC (the "LLC"), dated as of August 17, 2016, is being duly executed and filed by Elmira Sipen, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST. The name of the limited liability company fanned hereby is
IMPACT HOUSING REIT, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 28 Old Rudnick Lane, Dover, DE 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Unisearch, Inc., 28 Old Rudnick Lane, Dover, DE 19901.

IN WITNESS WHEREOF,  the undersigned has executed this  Certificate of Formation as of the date first above written.

Name: Elmira Sipen Authorized Person